Exhibit 99.1

For Immediate Release

Contact: Bryan Brokmeier, CFA, Senior Director, Investor Relations, 508-482-3448

Waters Corporation (NYSE: WAT) Reports Third Quarter 2020 Financial Results

•	Sales of $594 million grew 3% as reported and 2% in constant currency

•	Year-over-year sales increase driven by pharmaceutical and industrial end markets

•	Growth in the U.S., Europe, and China, partially offset by declines in other areas

•	Recurring revenue grew 5% in constant currency and instrument sales stabilized

•	GAAP EPS of $2.03; non-GAAP EPS of $2.16, a 1% increase from prior year

•	Strong adjusted free cash flow of $190 million, a 53% increase from prior year

Milford, Mass., October 27, 2020 - Waters Corporation (NYSE: WAT) today announced third quarter 2020 sales of $594 million, a 3% increase as reported, compared to sales of $577 million for the third quarter of 2019. Foreign currency translation benefitted sales growth by approximately 1% for the quarter.

On a GAAP basis, diluted earnings per share (EPS) for the third quarter of 2020 decreased to $2.03, compared to $2.07 for the third quarter of 2019. On a non-GAAP basis, EPS increased to $2.16, compared to $2.13 in the third quarter of 2019. A description and reconciliation of GAAP to non-GAAP results appear in the tables below and can be found on the Company’s website at http://www.waters.com under the caption “Investors.”

On a GAAP basis, net cash provided by operating activities was $173 million for the third quarter of 2020, compared to $148 million for the third quarter of 2019. On a non-GAAP basis, adjusted free cash flow for the third quarter of 2020 was $190 million versus $124 million for the third quarter of 2019.

For the first nine months of 2020, the Company’s sales were $1,579 million, a decrease of 7% as reported, compared to sales of $1,690 million for the first nine months of 2019. Foreign currency translation negatively impacted sales growth by approximately 1% for the first nine months of 2020.

On a GAAP basis, EPS for the first nine months of 2020 decreased to $4.86, compared to $5.63 for the first nine months of 2019. On a non-GAAP basis, EPS decreased to $5.41, compared to $5.85 in the first nine months of 2019. The decrease in both GAAP and non-GAAP EPS can be primarily attributed to the decline in sales volumes.

On a GAAP basis, net cash provided by operating activities was $523 million for the first nine months of 2020, compared to $451 million for the first nine months of 2019. On a non-GAAP basis, adjusted free cash flow for the first nine months of 2020 was $486 million versus $418 million for the first nine months of 2019.

“We are pleased with our solid financial results in the third quarter, which were driven by growth across geographies, while we remain cognizant of the ongoing variability we expect to face in our end markets during the fourth quarter,” commented Udit Batra, President and Chief Executive Officer of Waters Corporation. “Since joining the Company, I have been working diligently to assess Waters’ overall positioning and to identify key areas in need of improvement. I believe that Waters has established a solid foundation for growth and that we must now turn our focus to improving the consistency of our commercial execution and product development efforts. We will move swiftly, but deliberately, to reinvigorate our business and address those areas in which Waters has underperformed.”

Unless otherwise noted, sales growth and decline percentages are presented on an as-reported basis and are the same as the sales growth and decline percentages presented on a constant-currency basis as compared with the same period in the prior year, each of which is detailed in the reconciliation of sales growth rates to constant-currency growth rates in the tables below.

During the third quarter of 2020, sales into the pharmaceutical market increased 5% as reported and 4% in constant currency, sales into the industrial market increased 5% as reported and 3% in constant currency, and sales into the academic and governmental markets declined 8% as reported and 7% in constant currency. For the first nine months of 2020, sales into the pharmaceutical market declined 5% as reported and 4% in constant currency, sales into the industrial market declined 6% as reported and in constant currency, and sales into the academic and governmental markets declined 17% as reported and 16% in constant currency.

During the third quarter, recurring revenues, which represent the combination of service and precision chemistries revenues, increased 6% as reported and 5% in constant currency, while instrument system sales declined 1% as reported and in constant currency. For the first nine months of 2020, recurring revenues were flat as reported and increased 1% in constant currency, while instrument system sales declined 15% as reported and 14% in constant currency.

Geographically, sales in Asia during the quarter declined 1% as reported and were flat in constant currency, sales in the Americas increased 2% (with U.S. sales growing 5%), and sales in Europe increased 11% as reported and 5% in constant currency. For the first nine months of 2020, sales in Asia declined 11% as reported and 10% in constant currency, sales in the Americas declined 7% (with U.S. sales declining 5%), and sales in Europe were flat as reported and in constant currency.

Conference Call

Waters Corporation will webcast its third quarter 2020 financial results conference call today, October 27, 2020 at 8:00 a.m. Eastern Time. To listen to the call, please visit www.waters.com, choose “Investors” and click on the “Live Webcast.” A replay will be available through November 3, 2020 at midnight Eastern Time on the same website by webcast and also by phone at 800-395-6236.

About Waters Corporation

Waters Corporation (NYSE: WAT), the “world’s” leading specialty measurement company, has pioneered chromatography, mass spectrometry and thermal analysis innovations serving the life, materials and food sciences for more than 60 years. With more than 7,000 employees worldwide, Waters operates directly in 35 countries, including 15 manufacturing facilities, and with products available in more than 100 countries. For more information, visit www.waters.com.

Non-GAAP Financial Measures

This press release contains financial measures, such as constant-currency growth rate, adjusted operating income, adjusted net income, adjusted earnings per diluted share and free cash flow, among others, which are considered “non-GAAP” financial measures under applicable U.S. Securities and Exchange Commission rules and regulations. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with U.S. generally accepted accounting principles (GAAP). The Company’s definitions of these non-GAAP measures may differ from similarly titled measures used by others. The non-GAAP financial measures used in this press release adjust for specified items that can be highly variable or difficult to predict. The Company generally uses these non-GAAP financial measures to facilitate management’s financial and operational decision-making, including evaluation of the Company’s historical operating results, comparison to competitors’ operating results and determination of management incentive compensation. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting the Company’s business. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables accompanying this release.

Cautionary Statement

This release contains “forward-looking” statements regarding future results and events. For this purpose, any statements that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “feels”, “believes”, “anticipates”, “plans”, “expects”, “intends”, “suggests”, “appears”, “estimates”, “projects” and similar expressions, whether in the negative or affirmative, are intended to identify forward-looking statements. The Company’s actual future results may differ significantly from the results discussed in the forward-looking statements within this release for a variety of reasons, including and without limitation, risks related to the effects of the ongoing COVID-19 pandemic on our business, financial condition, results of operations and prospects, including: portions of our global workforce being unable to work fully and/or effectively due to working remotely, illness, quarantines, government actions, facility closures or other reasons related to the pandemic, increased risks of cyber attacks resulting from our temporary remote working model, disruptions in our manufacturing capabilities or to our supply chain, volatility and uncertainty in global capital markets limiting our ability to access capital, customers being unable to make timely payments for purchases and volatility in demand for our products; foreign exchange rate fluctuations potentially affecting translation of the Company’s future non-U.S. operating results; the impact on demand for the Company’s products among the Company’s various market sectors or geographies from economic, sovereign and political uncertainties, particularly regarding the effect of new or proposed tariff or trade regulations or changes in the interpretation or enforcement of existing regulations; the effect on the Company’s financial results from the United Kingdom exiting the European Union; fluctuations in expenditures by the Company’s customers, in particular large pharmaceutical companies; introduction of competing products by other companies and loss of market share; pressures on prices from competitors and/or customers; regulatory, economic and competitive obstacles to new product introductions; other changes in demand for the Company’s products from the effect of mergers and acquisitions by the Company’s customers; increased regulatory burdens as the Company’s business evolves, especially with respect to the U.S. Food and Drug Administration and U.S. Environmental Protection Agency, among others; shifts in taxable income in jurisdictions with different effective tax rates; the outcome of tax examinations or changes in respective country legislation affecting the Company’s effective tax rate; the effect of the adoption of new accounting standards; the ability to access capital, maintain liquidity and service the Company’s debt in volatile market conditions, particularly in the U.S., as a large portion of the Company’s cash is held and operating cash flows are generated outside the U.S.; environmental and logistical obstacles affecting the distribution of products and risks associated with lawsuits and other legal actions, particularly involving claims for infringement of patents and other intellectual property rights. Such factors and others are discussed more fully in the sections entitled “Forward-Looking Statements” and “Risk Factors” of the Company’s annual report on Form 10-K for the year ended December 31, 2019, as well as in the sections entitled “Special Note Regarding Forward-Looking Statements” and “Risk Factors” of the Company’s quarterly report on Form 10-Q for the quarterly periods ended March 28, 2020 and June 27, 2020, each as filed with the Securities and Exchange Commission (“SEC”), which discussions are incorporated by reference in this release, as updated by the Company’s future filings with the SEC. The forward-looking statements included in this release represent the Company’s estimates or views as of the date of this release and should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this release. Except as required by law, the Company does not assume any obligation to update any forward-looking statements.

Waters Corporation and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 26, 2020	September 28, 2019	September 26, 2020	September 28, 2019
Net sales	$593,784	$577,278	$1,578,707	$1,690,302

Costs and operating expenses:
Cost of sales	262,342	241,055	686,120	711,632
Selling and administrative expenses	135,430	126,036	400,614	393,583
Research and development expenses	34,971	34,333	101,115	105,883
Purchased intangibles amortization	2,657	2,619	7,900	7,164
Litigation provision	—	—	1,180	—

Operating income	158,384	173,235	381,778	472,040

Other expense	(1,039)	(496)	(2,149)	(1,363)
Interest expense, net	(6,908)	(8,001)	(25,966)	(16,826)

Income from operations before income taxes	150,437	164,738	353,663	453,851

Provision for income taxes(1)	23,668	26,605	50,403	62,322

Net income	$126,769	$138,133	$303,260	$391,529

Net income per basic common share	$2.04	$2.09	$4.89	$5.68

Weighted-average number of basic common shares	62,002	66,226	62,057	68,952

Net income per diluted common share	$2.03	$2.07	$4.86	$5.63

Weighted-average number of diluted common shares and equivalents	62,303	66,768	62,371	69,533

(1)

The provision for income taxes for the nine months ended September 28, 2019 included a $3 million benefit related to the tax on the change in foreign currency exchange rates on the earnings taxed in December 31, 2017 under the Tax Cuts and Jobs Act and the subsequent finalization of the tax regulations during the first quarter of 2019. The difference is due to the change from the foreign currency exchange rates required by the U.S. Department of the Treasury on December 31, 2017 to the foreign currency exchange rates on either the date of distribution of assets into the U.S. or the foreign currency exchange rates as of September 28, 2019.

Waters Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP

Net Sales by Operating Segment, Products & Services, Geography and Markets

Three Months Ended September 26, 2020 and September 28, 2019

(In thousands)

				Current
				Period	Constant
	Three Months Ended		Percent	Currency	Currency
	September 26, 2020	September 28, 2019	Change	Impact	Growth Rate (a)
NET SALES - OPERATING SEGMENT

Waters	$533,466	$512,146	4%	$4,759	3%
TA	60,318	65,132	(7%)	532	(8%)

Total	$593,784	$577,278	3%	$5,291	2%

NET SALES - PRODUCTS & SERVICES

Instruments	$268,064	$270,317	(1%)	$1,692	(1%)

Service	217,545	206,705	5%	2,230	4%
Chemistry	108,175	100,256	8%	1,369	7%

Total Recurring	325,720	306,961	6%	3,599	5%

Total	$593,784	$577,278	3%	$5,291	2%

NET SALES - GEOGRAPHY

Asia	$236,182	$237,775	(1%)	$(2,254)	—
Americas	199,447	196,458	2%	(106)	2%
Europe	158,155	143,045	11%	7,651	5%

Total	$593,784	$577,278	3%	$5,291	2%

NET SALES - MARKETS

Pharmaceutical	$343,001	$328,227	5%	$2,537	4%
Industrial	179,128	171,352	5%	3,345	3%
Academic & Governmental	71,655	77,699	(8%)	(591)	(7%)

Total	$593,784	$577,278	3%	$5,291	2%

NET SALES - EXCLUDING CHINA

Total Net Sales	$593,784	$577,278	3%	$5,291	2%
China Net Sales	115,666	111,657	4%	951	3%

Total Net Sales Excluding China	$478,118	$465,621	3%	$4,340	2%

(a)

The Company believes that referring to comparable constant-currency growth rates is a useful way to evaluate the underlying performance of Waters Corporation’s net sales. Constant-currency growth rate, a non-GAAP financial measure, measures the change in net sales between current and prior year periods, ignoring the impact of foreign currency exchange rates during the current period. See description of non-GAAP financial measures contained in this release.

Waters Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP

Net Sales by Operating Segment, Products & Services, Geography and Markets

Nine Months Ended September 26, 2020 and September 28, 2019

(In thousands)

				Current
				Period	Constant
	Nine Months Ended		Percent	Currency	Currency
	September 26, 2020	September 28, 2019	Change	Impact	Growth Rate (a)
NET SALES - OPERATING SEGMENT

Waters	$1,413,386	$1,503,177	(6%)	$(5,001)	(6%)
TA	165,321	187,125	(12%)	(613)	(11%)

Total	$1,578,707	$1,690,302	(7%)	$(5,614)	(6%)

NET SALES - PRODUCTS & SERVICES

Instruments	$664,817	$778,540	(15%)	$(2,187)	(14%)

Service	613,365	611,961	—	(2,916)	1%
Chemistry	300,525	299,801	—	(511)	—

Total Recurring	913,890	911,762	—	(3,427)	1%

Total	$1,578,707	$1,690,302	(7%)	$(5,614)	(6%)

NET SALES - GEOGRAPHY

Asia	$603,471	$677,122	(11%)	$(6,801)	(10%)
Americas	546,405	585,101	(7%)	(35)	(7%)
Europe	428,831	428,079	—	1,222	—

Total	$1,578,707	$1,690,302	(7%)	$(5,614)	(6%)

NET SALES - MARKETS

Pharmaceutical	$926,582	$972,884	(5%)	$(4,937)	(4%)
Industrial	474,592	502,679	(6%)	1,410	(6%)
Academic & Governmental	177,533	214,739	(17%)	(2,087)	(16%)

Total	$1,578,707	$1,690,302	(7%)	$(5,614)	(6%)

NET SALES - EXCLUDING CHINA

Total Net Sales	$1,578,707	$1,690,302	(7%)	$(5,614)	(6%)
China Net Sales	252,713	314,544	(20%)	(1,897)	(19%)

Total Net Sales Excluding China	$1,325,994	$1,375,758	(4%)	$(3,717)	(3%)

(a)

The Company believes that referring to comparable constant-currency growth rates is a useful way to evaluate the underlying performance of Waters Corporation’s net sales. Constant-currency growth rate, a non-GAAP financial measure, measures the change in net sales between current and prior year periods, ignoring the impact of foreign currency exchange rates during the current period. See description of non-GAAP financial measures contained in this release.

Waters Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP Financials

Three & Nine Months Ended September 26, 2020 and September 28, 2019

(In thousands, except per share data)

	Selling & Administrative Expenses(a)	Operating Income	Operating Income Percentage	Other Expense	Income from Operations before Income Taxes	Provision for Income Taxes	Net Income	Diluted Earnings per Share
Quarter Ended September 26, 2020
GAAP	$138,087	$158,384	26.7%	$(1,039)	$150,437	$23,668	$126,769	$2.03
Adjustments:
Purchased intangibles amortization (b)	(2,657)	2,657	0.4%	—	2,657	524	2,133	0.03
Restructuring costs and certain other items (c)	(6,771)	6,771	1.1%	—	6,771	1,692	5,079	0.08
Certain income tax items (d)	—	—	—	—	—	(685)	685	0.01

Adjusted Non-GAAP	$128,659	$167,812	28.3%	$(1,039)	$159,865	$25,199	$134,666	$2.16

Quarter Ended September 28, 2019
GAAP	$128,655	$173,235	30.0%	$(496)	$164,738	$26,605	$138,133	$2.07
Adjustments:
Purchased intangibles amortization (b)	(2,619)	2,619	0.5%	—	2,619	535	2,084	0.03
Restructuring costs and certain other items (c)	(1,596)	1,596	0.3%	—	1,596	350	1,246	0.02
Certain income tax items (d)	—	—	—	—	—	(600)	600	0.01

Adjusted Non-GAAP	$124,440	$177,450	30.7%	$(496)	$168,953	$26,890	$142,063	$2.13

Nine Months Ended September 26, 2020
GAAP	$409,694	$381,778	24.2%	$(2,149)	$353,663	$50,403	$303,260	$4.86
Adjustments:
Purchased intangibles amortization (b)	(7,900)	7,900	0.5%	—	7,900	1,561	6,339	0.10
Restructuring costs and certain other items (c)	(33,054)	33,054	2.1%	(461)	32,593	7,373	25,220	0.40
Litigation provisions (e)	(1,180)	1,180	0.1%	—	1,180	283	897	0.01
Certain income tax items (d)	—	—	—	—	—	(1,567)	1,567	0.03

Adjusted Non-GAAP	$367,560	$423,912	26.9%	$(2,610)	$395,336	$58,053	$337,283	$5.41

Nine Months Ended September 28, 2019
GAAP	$400,747	$472,040	27.9%	$(1,363)	$453,851	$62,322	$391,529	$5.63
Adjustments:
Purchased intangibles amortization (b)	(7,164)	7,164	0.4%	—	7,164	1,520	5,644	0.08
Restructuring costs and certain other items (c)	(14,382)	14,382	0.9%	—	14,382	3,623	10,759	0.15
Tax reform (f)	—	—	—	—	—	3,229	(3,229)	(0.05)
Certain income tax items (d)	—	—	—	—	—	(1,908)	1,908	0.03

Adjusted Non-GAAP	$379,201	$493,586	29.2%	$(1,363)	$475,397	$68,786	$406,611	$5.85

(a)	Selling & administrative expenses include purchased intangibles amortization and litigation provisions.
(b)

The purchased intangibles amortization, a non-cash expense, was excluded to be consistent with how management evaluates the performance of its core business against historical operating results and the operating results of competitors over periods of time.

(c)

Restructuring costs and certain other items were excluded as the Company believes that the cost to consolidate operations and reduce overhead and certain other income or expense items are not normal and do not represent future ongoing business expenses of a specific function or geographic location of the Company.

(d)

Certain income tax items were excluded as these non-cash expenses and benefits represent updates in management’s assessment of ongoing examinations or other tax items that are not indicative of the Company’s normal or future income tax expense.

(e)	Litigation provisions were excluded as these items are isolated, unpredictable and not expected to recur regularly.
(f)

The provision for income taxes for nine months ended September 28, 2019 included a $3 million benefit related to the tax on the change in foreign currency exchange rates on the earnings taxed in December 31, 2017 under the Tax Cuts and Jobs Act and the subsequent finalization of the tax regulations during the first quarter of 2019. The difference is due to the change from the foreign currency exchange rates required by the U.S. Department of the Treasury on December 31, 2017 to the foreign currency exchange rates on either the date of distribution of assets into the U.S. or the foreign currency exchange rates as of September 28, 2019.

Waters Corporation and Subsidiaries

Preliminary Condensed Unclassified Consolidated Balance Sheets

(In thousands and unaudited)

	September 26, 2020	December 31, 2019
Cash, cash equivalents and investments	$397,070	$337,144
Accounts receivable	494,432	587,734
Inventories	326,946	320,551
Property, plant and equipment, net	469,721	417,342
Intangible assets, net	255,168	240,203
Goodwill	431,078	356,128
Other assets	304,871	297,953
Total assets	$2,679,286	$2,557,055

Notes payable and debt	$1,571,337	$1,681,163
Other liabilities	1,149,530	1,092,173
Total liabilities	2,720,867	2,773,336

Total stockholders’ deficit	(41,581)	(216,281)
Total liabilities and stockholders’ deficit	$2,679,286	$2,557,055

Waters Corporation and Subsidiaries

Preliminary Condensed Consolidated Statements of Cash Flows

Three and Nine Months Ended September 26, 2020 and September 28, 2019

(In thousands and unaudited)

	Three Months Ended		Nine Months Ended
	September 26, 2020	September 28, 2019	September 26, 2020	September 28, 2019
Cash flows from operating activities:
Net income	$126,769	$138,133	$303,260	$391,529
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	9,593	9,662	27,715	28,917
Depreciation and amortization	30,888	26,704	91,091	80,319
Change in operating assets and liabilities, net	5,329	(26,110)	100,959	(49,573)

Net cash provided by operating activities	172,579	148,389	523,025	451,192

Cash flows from investing activities:
Additions to property, plant, equipment and software capitalization	(28,311)	(45,017)	(125,340)	(110,205)
Business acquisitions, net of cash acquired	—	—	(76,664)	—
Investment in unaffiliated companies	(500)	(2,500)	(3,850)	(7,250)
Net change in investments	(5,415)	87,895	(20,707)	942,896

Net cash (used in) provided by investing activities	(34,226)	40,378	(226,561)	825,441

Cash flows from financing activities:
Net change in debt	(125,000)	206,830	(110,366)	206,948
Proceeds from stock plans	13,682	4,182	28,421	34,311
Purchases of treasury shares	(56)	(580,065)	(196,353)	(1,909,700)
Other cash flow from financing activities, net	2,772	2,246	10,330	6,900

Net cash used in financing activities	(108,602)	(366,807)	(267,968)	(1,661,541)

Effect of exchange rate changes on cash and cash equivalents	6,147	(5,309)	10,723	(6,723)

Increase (decrease) in cash and cash equivalents	35,898	(183,349)	39,219	(391,631)

Cash and cash equivalents at beginning of period	339,036	587,998	335,715	796,280

Cash and cash equivalents at end of period	$374,934	$404,649	$374,934	$404,649

Reconciliation of GAAP Cash Flows from Operating Activities to Free Cash Flow (a)
Net cash provided by operating activities - GAAP	$172,579	$148,389	$523,025	$451,192

Adjustments:
Additions to property, plant, equipment and software capitalization	(28,311)	(45,017)	(125,340)	(110,205)
Tax reform payments	38,454	—	38,454	29,109
Major facility renovations	7,253	21,073	50,320	48,348

Free Cash Flow - Adjusted Non-GAAP	$189,975	$124,445	$486,459	$418,444

(a)

The Company defines free cash flow as net cash flow from operations accounted for under GAAP less capital expenditures and software capitalizations plus or minus any unusual and non recurring items. Free cash flow is not a GAAP measurement and may not be comparable to free cash flow reported by other companies.